EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Mark Gunning ("Employee") and Expedia, Inc., a Washington corporation (the "Company"), and is effective as of July 14, 2005 (the "Effective Date").

     WHEREAS, the Company desires to establish its right to the services of Employee, in the capacity described below, on the terms and conditions hereinafter set forth, and Employee is willing to accept such employment on such terms and conditions.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Employee and the Company have agreed and do hereby agree as follows:

1A. EMPLOYMENT. The Company agrees to employ Employee as Chief Financial Officer and Employee accepts and agrees to such employment. During Employee's employment with the Company, Employee shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Employee's position and shall render such services on the terms set forth herein. During Employee's employment with the Company, Employee shall report directly to the Chief Executive Officer or such person(s) as from time to time may be designated by the Company (hereinafter referred to as the "Reporting Officer"). Employee shall have such powers and duties with respect to the Company as may reasonably be assigned to Employee by the Reporting Officer, to the extent consistent with Employee's position and status. Employee agrees to devote all of Employee's working time, attention and efforts to the Company and to perform the duties of Employee's position in accordance with the Company's policies as in effect from time to time. Employee's principal place of employment shall be the Company's offices located in Bellevue, Washington.

2A. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall continue for a period of two (2) years.

3A.   COMPENSATION.

     (a) BASE SALARY. During the Term, the Company shall pay Employee an annual base salary of $325,000.00 (the "Base Salary"), payable in equal biweekly installments or in accordance with the Company's payroll practice as in effect from time to time. For all purposes under this Agreement, the term "Base Salary" shall refer to Base Salary as in effect from time to time.

     (b) DISCRETIONARY BONUS. During the Term, Employee shall be eligible to receive discretionary annual bonuses, PROVIDED that Employee's annual target bonus shall be 50% of Employee's Base Salary.

     (d) RESTRICTED STOCK UNITS. In consideration of Employee's entering into this Agreement and as an inducement to join the Company, Employee shall be granted, under the Expedia, Inc., a Delaware corporation ("Expedia") 2005 Stock and Annual Incentive Plan (the "Plan"), an award of restricted stock units (the "Restricted Stock Units") representing shares of

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common stock of Expedia valued at $500,000.00, subject to the approval of the compensation committee of the Board of Directors of Expedia (the "Compensation Committee"). The award will be governed by a restricted stock unit agreement (the "Restricted Stock Unit Agreement"). Subject to the approval of the Compensation Committee, the number of Restricted Stock Units that Employee will receive will be based on the closing price of Expedia's common stock during a period of time as determined by the Compensation Committee, and will be rounded down to the nearest whole share. The Restricted Stock shall units shall vest and no longer be subject to any restriction in five equal installments on each of the first, second, third, fourth and fifth anniversaries of the Effective Date. In the event of any conflict or ambiguity between this Agreement and the Restricted Stock Unit Agreement, the Restricted Stock Unit Agreement shall control.

     (e) BENEFITS. From the Effective Date through the date of termination of Employee's employment with the Company for any reason, Employee shall be entitled to participate in any welfare, health and life insurance and pension benefit and incentive programs as may be adopted from time to time by the Company on the same basis as that provided to similarly situated employees of the Company. Without limiting the generality of the foregoing, Employee shall be entitled to the following benefits:

          (i) REIMBURSEMENT FOR BUSINESS EXPENSES. During the Term, the Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee in performing Employee's duties for the Company, on the same basis as similarly situated employees and in accordance with the Company's policies as in effect from time to time.

          (ii) VACATION. During the Term, Employee shall be entitled to paid vacation per year, in accordance with the plans, policies, programs and practices of the Company applicable to similarly situated employees of the Company generally.

4A. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by first-class mail, certified or registered with return receipt requested or hand delivery acknowledged in writing by the recipient personally, and shall be deemed to have been duly given three days after mailing or immediately upon duly acknowledged hand delivery to the respective persons named below:

      If to the Company:      3150 139th Avenue SE Bellevue, WA 98005

                              Attention: General Counsel


      If to Employee:         Mark S. Gunning

                              [HOME ADDRESS OMITTED]



Either party may change such party's address for notices by notice duly given pursuant hereto.


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5A. GOVERNING LAW; JURISDICTION. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of Washington without reference to the principles of conflicts of laws. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal court in Washington, or, if not maintainable therein, then in an appropriate Washington state court. The parties acknowledge that such courts have jurisdiction to interpret and enforce the provisions of this Agreement, and the parties consent to, and waive any and all objections that they may have as to, personal jurisdiction and/or venue in such courts.

6A. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Employee expressly understands and acknowledges that the Standard Terms and Conditions attached hereto are incorporated herein by reference, deemed a part of this Agreement and are binding and enforceable provisions of this Agreement. References to "this Agreement" or the use of the term "hereof" shall refer to this Agreement and the Standard Terms and Conditions attached hereto, taken as a whole.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Employee has executed and delivered this Agreement as of the Effective Date.

                                    EXPEDIA, INC.


                                    /s/ Kathleen K. Dellplain

                                    --------------------------------------------
                                    By:    Kathleen K. Dellplain
                                    Title: Executive Vice President, Human
                                           Resources





                                    /s/ Mark S. Gunning
                                    --------------------------------------------
                                    Mark S. Gunning




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


                          STANDARD TERMS AND CONDITIONS


1.    TERMINATION OF EMPLOYEE'S EMPLOYMENT.

     (a) DEATH. In the event Employee's employment hereunder is terminated by reason of Employee's death, the Company shall pay Employee's designated beneficiary or beneficiaries, within 30 days of Employee's death in a lump sum in cash, (i) Employee's Base Salary through the end of the month in which death occurs and (ii) any Accrued Obligations (as defined in paragraph 1(f) below).

     (b) DISABILITY. If, as a result of Employee's incapacity due to physical or mental illness ("Disability"), Employee shall have been absent from the full-time performance of Employee's duties with the Company for a period of four consecutive months and, within 30 days after written notice is provided to Employee by the Company (in accordance with Section 4A hereof), Employee shall not have returned to the full-time performance of Employee's duties, Employee's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which Employee is absent from the full-time performance of Employee's duties with the Company due to Disability, the Company shall continue to pay Employee's Base Salary at the rate in effect at the commencement of such period of Disability, offset by any amounts payable to Employee under any disability insurance plan or policy provided by the Company. Upon termination of Employee's employment due to Disability, the Company shall pay Employee within 30 days of such termination
(i) Employee's Base Salary through the end of the month in which termination occurs in a lump sum in cash, offset by any amounts payable to Employee under any disability insurance plan or policy provided by the Company; and (ii) any Accrued Obligations (as defined in paragraph 1(f) below).

     (c) TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON. The Company may terminate Employee's employment under this Agreement with or without Cause at any time prior to the expiration of the Term. As used herein, "Cause" shall mean: (i) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by Employee; PROVIDED, HOWEVER, that after indictment, the Company may suspend Employee from the rendition of services, but without limiting or modifying in any other way the Company's obligations under this Agreement; (ii) a material breach by Employee of a fiduciary duty owed to the Company; (iii) a material breach by Employee of any of the covenants made by Employee in Section 2 hereof; (iv) the willful or gross neglect by Employee of the material duties required by this Agreement; or (v) a violation by Employee of any Company policy pertaining to ethics, wrongdoing or conflicts of interest that, in the case of the conduct described in clauses (iv) or (v) above, if curable, is not cured by Employee within thirty (30) days after Employee is provided with written notice thereof. Upon (A) the termination of Employee's employment by the Company for Cause or (B) Employee's resignation without Good Reason (as defined below) prior to the expiration of the Term, the Company shall have no further obligation hereunder, except for the payment of any Accrued Obligations (as defined in paragraph 1(f) below). As used herein, "Good Reason" shall mean the occurrence of any of the following without Employee's prior consent: (A) the Company's material breach of any material provision of this


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Agreement, (B) the material reduction in Employee's duties, excluding for this purpose any such reduction that is an isolated and inadvertent action not taken in bad faith, (C) the reduction in Employee's Base Salary, or (D) the relocation of Employee's principal place of employment more than 50 miles outside the Seattle metropolitan area, PROVIDED that in no event shall Employee's resignation be for "Good Reason" unless (x) an event or circumstance set forth in clauses (A) through (D) shall have occurred and Employee provides the Company with written notice thereof within a reasonable period of time after the Employee has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that Employee believes constitutes Good Reason, (y) the Company fails to correct the circumstance or event so identified within 30 days after receipt of such notice, and (z) the Employee resigns within 90 days after the date of delivery of the notice referred to in clause (x) above.

     (d) TERMINATION BY THE COMPANY OTHER THAN FOR DEATH, DISABILITY OR CAUSE; RESIGNATION BY EMPLOYEE FOR GOOD REASON. Upon termination of Employee's employment prior to the expiration of the Term (i) by the Company for any reason other than Employee's death or Disability or for Cause or (ii) by Employee for Good Reason, then (i) the Company shall continue to pay Employee the Base Salary for a period equal to the greater of (A) twelve (12) months from the date of such termination and (B) through the end of the Term, in either case, over the course of such period (such period, the "Severance Period"), PROVIDED that the expiration of this Agreement shall not give rise to any such payment obligation; and (ii) the Company shall pay Employee within 30 days of the date of such termination in a lump sum in cash any Accrued Obligations (as defined in paragraph 1(f) below). The payment to Employee of the severance benefits described in Section 1(d)(i) shall be subject to Employee's execution and non-revocation of a general release of the Company and its affiliates in a form substantially similar to that used for similarly situated executives of the Company and its affiliates and Employee's compliance with the restrictive covenants set forth in Section 2. Employee acknowledges and agrees that the Company's payment of severance benefits described in Section 1(d)(i) constitutes good and valuable consideration for such release.

     (e) MITIGATION; OFFSET. In the event of termination of Employee's employment prior to the end of the Term, Employee shall use his or her reasonable best efforts to seek other employment and to take other reasonable actions to mitigate the amounts payable under Section 1(d)(i) hereof, if any. If Employee obtains other employment during the Severance Period, the amount of any payment or benefit provided to Employee under Section 1(d)(i) hereof which has been paid to Employee shall be refunded to the Company by Employee in an amount equal to any compensation earned by Employee as a result of employment with or services provided to another employer during the Severance Period. In addition, all future amounts payable by the Company under Section 1(d)(i) to Employee during the Severance Period shall be offset by the amount earned by Employee from another employer. For purposes of this Section 1(e), Employee shall have an obligation to inform the Company regarding Employee's employment status following termination and during the period encompassing the Term (including, without limitation, the Severance Period).

     (f) ACCRUED OBLIGATIONS. As used in this Agreement, "Accrued Obligations" shall mean the sum of (i) any portion of Employee's accrued but unpaid Base Salary through the


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date of death or termination of employment for any reason, as the case may be;
and (ii) any compensation previously earned but deferred by Employee (together with any interest or earnings thereon) that has not yet been paid.

2.    CONFIDENTIAL INFORMATION; NON-SOLICITATION; AND PROPRIETARY RIGHTS.

     (a) CONFIDENTIALITY. Employee acknowledges that while employed by the Company Employee will occupy a position of trust and confidence. The Company shall provide Employee with Confidential Information. Employee shall hold in a fiduciary capacity for benefit of the Company and its subsidiaries and affiliates, and shall not, except as may be required to perform Employee's duties hereunder or as required by applicable law, without limitation in time, communicate, divulge, disseminate, disclose to others or otherwise use, whether directly or indirectly, any Confidential Information. "Confidential Information" shall mean information about the Company or any of its subsidiaries or affiliates, and their respective businesses, employees, consultants, contractors, suppliers, clients and customers that is not disclosed by the Company or any of its subsidiaries or affiliates for financial reporting purposes and that was learned by Employee in the course of employment by the Company or any of its subsidiaries or affiliates, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, processes, methods, research, secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale, information relating to accounting or tax strategies and data, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. For purposes of this Section 2(a), information shall not cease to be Confidential Information merely because it is embraced by general disclosures for financial reporting purposes or because individual features or combinations thereof are publicly available. Notwithstanding the foregoing provisions, if Employee is required to disclose any such confidential or proprietary information pursuant to applicable law or a subpoena or court order, Employee shall promptly notify the Company in writing of any such requirement so that the Company may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions hereof. Employee shall reasonably cooperate with the Company to obtain such a protective order or other remedy. If such order or other remedy is not obtained prior to the time Employee is required to make the disclosure, or the Company waives compliance with the provisions hereof, Employee shall disclose only that portion of the confidential or proprietary information which he is advised by counsel that he is legally required to so disclose. Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries or affiliates, and that such information gives the Company and its subsidiaries or affiliates a competitive advantage. Employee agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of Employee's employment, all documents, computer tapes and disks, plans, initiatives, strategies, records, lists, data, drawings, prints, notes and written information (and all copies thereof) created by or on behalf of the Company or its subsidiaries or affiliates or prepared by Employee in the course of Employee's employment by the Company and its subsidiaries or affiliates. As used in this Agreement, "subsidiaries" and "affiliates" shall mean any company controlled by, controlling or under common control with the Company.


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


     (b) DUTY OF LOYALTY. In consideration of the Company's promise to disclose, and disclosure of, its Confidential Information and other good and valuable consideration provided hereunder, the receipt and sufficiency of which are hereby acknowledged by Employee, Employee hereby agrees and covenants that:
Until the longer of (i) the last day of the Term and (ii) a period of 24 months beyond Employee's date of termination of employment for any reason, including the expiration of the Term (the "Restricted Period"), Employee shall not, directly or indirectly, engage in, assist or become associated with a Competitive Activity. For purposes of this Section 2(b): (i) a "Competitive Activity" means, at the time of Employee's termination, any business or other endeavor in any jurisdiction of a kind being conducted by the Company or any of its subsidiaries or affiliates (or demonstrably anticipated by the Company or its subsidiaries or affiliates), including, without limitation, those that are engaged in the provision of any travel related services in any jurisdiction as of the Effective Date or at any time thereafter (such affiliates including, without limitation, Hotels.com, Hotwire, Inc. and TripAdvisor); and (ii) Employee shall be considered to have become "associated with a Competitive Activity" if Employee becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, Employee may make and retain investments during the Restricted Period, for investment purposes only, in less than five percent (5%) of the outstanding capital stock of any publicly-traded corporation engaged in a Competitive Activity if stock of such corporation is either listed on a national stock exchange or on the NASDAQ National Market System if Employee is not otherwise affiliated with such corporation.

     (c) NON-SOLICITATION OF EMPLOYEES. Employee recognizes that he or she will possess Confidential Information about other employees, officers, directors, agents, consultants and independent contractors of the Company and its subsidiaries or affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company and its subsidiaries or affiliates. Employee recognizes that the information he or she will possess about these employees, officers, directors, agents, consultants and independent contractors is not generally known, is of substantial value to the Company and its subsidiaries or affiliates in developing their respective businesses and in securing and retaining customers, and will be acquired by Employee because of Employee's business position with the Company. Employee agrees (i) that, during the Restricted Period, Employee will not, directly or indirectly, hire or solicit or recruit the employment or services of (i.e., whether as an employee, officer, director, agent, consultant or independent contractor), or encourage to change such person's relationship with the Company or any of its subsidiaries or affiliates, any employee, officer, director, agent, consultant or independent contractor of the Company or any of its subsidiaries or affiliates and (ii) that Employee will not convey any information (whether confidential or otherwise) or trade secrets about any employees, officers, directors, agents, consultants and independent contractors of the Company or any of its subsidiaries or affiliates to any other person except within the scope of Employee's duties hereunder.

     (d) NON-SOLICITATION OF CUSTOMERS, SUPPLIERS, PARTNERS. During the Restricted Period, Employee shall not, without the prior written consent of the Company,


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directly or indirectly, solicit, attempt to do business with, or do business with any customers of, suppliers (including providers of travel inventory) to, business partners of or business affiliates of the Company or any of its subsidiaries or affiliates (collectively, "Trade Relationships") on behalf of any entity engaged in a Competitive Activity, or encourage (regardless of who initiates the contact) any Trade Relationship to use the services of any competitor of the Company or its subsidiaries or affiliates, or encourage any Trade Relationship to change its relationship with the Company or its subsidiaries or affiliates.

     (e) PROPRIETARY RIGHTS; ASSIGNMENT. All Employee Developments shall be made for hire by the Employee for the Company or any of its subsidiaries or affiliates. "Employee Developments" means any idea, discovery, invention, design, method, technique, improvement, enhancement, development, computer program, machine, algorithm or other work or authorship that (i) relates to the business or operations of the Company or any of its subsidiaries or affiliates, or (ii) results from or is suggested by any undertaking assigned to the Employee or work performed by the Employee for or on behalf of the Company or any of its subsidiaries or affiliates, whether created alone or with others, during or after working hours. All Confidential Information and all Employee Developments shall remain the sole property of the Company or any of its subsidiaries or affiliates. The Employee shall acquire no proprietary interest in any Confidential Information or Employee Developments developed or acquired during the Term. To the extent the Employee may, by operation of law or otherwise, acquire any right, title or interest in or to any Confidential Information or Employee Development, the Employee hereby assigns to the Company all such proprietary rights. The Employee shall, both during and after the Term, upon the Company's request, promptly execute and deliver to the Company all such assignments, certificates and instruments, and shall promptly perform such other acts, as the Company may from time to time in its discretion deem necessary or desirable to evidence, establish, maintain, perfect, enforce or defend the Company's rights in Confidential Information and Employee Developments.

     (f) COMPLIANCE WITH POLICIES AND PROCEDURES. During the Term, Employee shall adhere to the policies and standards of professionalism set forth in the Company's Policies and Procedures as they may exist from time to time.

     (g) REMEDIES FOR BREACH. Employee expressly agrees and understands that Employee will notify the Company in writing of any alleged breach of this Agreement by the Company, and the Company will have 30 days from receipt of Employee's notice to cure any such breach.

     Employee expressly agrees and understands that the remedy at law for any breach by Employee of this Section 2 will be inadequate and that damages flowing from such breach are not usually susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon Employee's violation of any provision of this Section 2 the Company shall be entitled to obtain from any court of competent jurisdiction immediate injunctive relief and obtain a temporary order restraining any threatened or further breach as well as an equitable accounting of all profits or benefits arising out of such violation. Nothing in this Section 2 shall be deemed to limit the Company's remedies at law or in equity for any breach by Employee of any of the provisions of this Section 2, which may be pursued by or available to the Company.


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     (h) SURVIVAL OF PROVISIONS. The obligations contained in this Section 2 shall, to the extent provided in this Section 2, survive the termination or expiration of Employee's employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 2 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

3. TERMINATION OF PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement. Employee acknowledges and agrees that neither the Company nor anyone acting on its behalf has made, and is not making, and in executing this Agreement, the Employee has not relied upon, any representations, promises or inducements except to the extent the same is expressly set forth in this Agreement. Employee hereby represents and warrants that by entering into this Agreement, Employee will not rescind or otherwise breach an employment agreement with Employee's current employer prior to the natural expiration date of such agreement

4. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and none of the parties hereto shall, without the consent of the others, assign or transfer this Agreement or any rights or obligations hereunder, provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and all references herein to the "Company" shall refer to such successor.

5. WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment and benefit made or provided to Employee hereunder, as may be required from time to time by applicable law, governmental regulation or order.

6. HEADING REFERENCES. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. References to "this Agreement" or the use of the term "hereof" shall refer to these Standard Terms and Conditions and the Employment Agreement attached hereto, taken as a whole.

7. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto. Notwithstanding anything to the contrary herein, neither the assignment of Employee to a different Reporting Officer due to a reorganization or an internal restructuring of the Company or its affiliated companies nor a


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change in the title of the Reporting Officer shall constitute a modification or a breach of this Agreement.



8. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any law or public policy, only the portions of this Agreement that violate such law or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

9. INDEMNIFICATION. The Company shall indemnify and hold Employee harmless for acts and omissions in Employee's capacity as an officer, director or employee of the Company to the maximum extent permitted under applicable law; PROVIDED, HOWEVER, that neither the Company, nor any of its subsidiaries or affiliates shall indemnify Employee for any losses incurred by Employee as a result of acts described in Section 1(c) of this Agreement.

ACKNOWLEDGED AND AGREED AS OF THE EFFECTIVE DATE:


                              EXPEDIA, INC.

                              /s/    Kathleen K. Dellplain
                              --------------------------------------------

                              By:    Kathleen K. Dellplain
                              Title: Executive Vice President, Human Resources


                              /s/    Mark S. Gunning

                              --------------------------------------------

                              Mark S. Gunning